Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements on Form F-3, Registration No. 333-127491, on Form F-3 Registration No. 333-115598, on Form F-3 Registration No. 333-117954 and on Form F-3 Registration No. 333-12074 for the registration of 46,917,493 shares of RADA Electronic Industries Ltd.'s Ordinary shares and on Form S-8, Registration No. 333-111437, pertaining to the 2003 Employee Stock Option Plan, of our report dated June 23, 2003, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. and its subsidiary included in the Annual Report on Form 20-F/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                              /s/Luboshitz Kasierer
                              ---------------------
                              Luboshitz Kasierer
                              An affiliate member of Ernst & Young International

Tel Aviv, September 1, 2005